EXHIBIT (j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Post-Effective Amendment No. 93 to the Registration Statement on Form N-1A for the Eaton Vance Growth Trust ("Registration Statement") of our report dated October 24, 2005, except for Note 8, as to which the date is December 23, 2005, relating to the financial statements and financial highlights of the Eaton Vance Worldwide Health Sciences Fund (the "Fund") and of our report dated October 24, 2005, relating to the financial statements and supplementary data of the Worldwide Health Sciences Portfolio, which appear in such Registration Statement and in the August 31, 2005 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement, respectively. We also consent to the references to us under the headings “Financial Highlights” and "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts December 23, 2005